Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Media Inquiries:
April 2, 2004		Dorothy Brown Smith
Director, Corporate
Communication
(717) 396-5696

Investor Inquiries:
Karen Wallace
Assistant Treasurer
Investor Relations
(717) 396-6290

ARMSTRONG ANNOUNCES RETIREMENT OF TWO DIRECTORS

LANCASTER, Pa. April 2, 2004—Armstrong Holdings, Inc. (OTCBB: ACKHQ) today announced that Van C. Campbell and John A. Krol retired from its Board of Directors. Mr. Campbell served on Armstrong’s board since 1991, and Mr. Krol since 1998.

“Van and Jack have made tremendous contributions to Armstrong over the years of their service” said Chairman and CEO Michael D. Lockhart. “We wish them the best upon their retirement from the Armstrong Board.”

Armstrong Holdings, Inc. is the parent company of Armstrong World Industries, Inc., a global leader in the design and manufacture of floors, ceilings and cabinets. In 2003, Armstrong’s net sales totaled more than $3 billion. Based in Lancaster, PA, Armstrong operates 44 plants in 12 countries and has approximately 15,200 employees worldwide. More information about Armstrong is available on the Internet at www.armstrong.com.

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